Exhibit 10.26

MEDICAL TRANSLATION SERVICES AGREEMENT

THE SECURITIES OF ADIAL PHARMACEUTICALS, INC. OFFERED PURSUANT TO THIS MEDICAL TRANSLATION SERVICES AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), BUT ARE BEING OFFERED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION D PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

This Medical Translation Services Agreement (“Agreement”) is entered into this 29th day of January, 2018 (the “Effective Date”), by and between Medico-Trans Company, LLC (“MTC”), a Texas limited liability company, and Adial Pharmaceuticals, Inc. (“Adial”), a Delaware corporation.

WHEREAS, MTC is in the business of providing medical translation services; and

WHEREAS, Adial wishes to engage MTC to provide translation services in exchange for the payment of both cash and equity securities of Adial to vest following Adial’s next major round of financing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Engagement. Adial hereby engages MTC to translate Adial’s pharmaceutical patent known as “188EP2” into the languages listed on Appendix 1 hereto so that such translations may be filed with the relevant patent authorities in the corresponding countries listed on Appendix 1. MTC shall deliver each such translation to Adial no later than January 31, 2018.

2. Payment. As payment for the translations, as more fully set forth below, Adial will pay MTC: (i) $67,304 in cash; and (ii) a number of shares of Adial’s common stock equal to $201,911 (the “MTC Shares”), determined using a price per share calculated based on the fair market value of Adial common stock, which will be the price of shares issued in the Qualified Financing (defined below).

a. As regards the cash component of the payment, the entire cash component shall be paid to MTC immediately upon the consummation of a Qualified Financing in the event that a Qualified Financing is concluded prior to February 10, 2018. In the event that a Qualified Financing is not concluded by February 10, 2018, $22,000 shall be paid to MTC no later than February 10, 2018, $22,000 shall paid to MTC no later than March 10, 2018, and $22,304 shall be paid to MTC no later than April 10, 2018. Moreover, interest shall accrue on the remaining balance of the cash component of the payment at a monthly rate of 2.00% starting from February 10, 2018, and continuing until the remaining balance of the cash component is paid in full and shall be due and payable in full by April 10, 2018.

b. As regards the MTC Shares component of the payment, promptly upon Adial’s completion of a Qualified Financing, Adial shall issue to MTC the MTC Shares. If such requires the issuance of a fractional share, Adial shall, at Adial’s sole discretion, (i) issue a fractional share; (ii) round the number of shares issued up to the nearest whole share; or (iii) in lieu of issuance of any fractional share, pay MTC a sum in cash equal to the product resulting from multiplying the then current fair market value of one share by such fraction.

MTC understands that until such time as the MTC Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, the MTC Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

The legend set forth above shall be removed and the Company shall issue a certificate (or instruct electronic issuance if that is the Company’s practice) without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Securities are registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 or Regulation S. MTC agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

c. The term “Qualified Financing” shall mean a sale of equity securities of Adial resulting in gross proceeds to Adial of at least $2,000,000.

3. Lock-Up Agreement. MTC agrees to enter into a lock-up agreement with Adial’s investment banker to govern the MTC Shares on the same terms required of Adial’s non-officer shareholders.

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4. MTC’s Representations. MTC warrants and represents that it is an “Accredited Investor” as that term is used in Regulation D promulgated under the Securities Act because it is an entity in which all of the equity owners are accredited investors. MTC will acquire the MTC Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act of 1933, as amended, or any applicable state securities law, and has no direct or indirect arrangement or understanding with any other person or entity to distribute or regarding the distribution of the MTC Shares. MTC understands and agrees that the MTC Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act of 1933, as amended, that such securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act of 1933, as amended, or any applicable state securities laws or is exempt from such registration, and that the MTC Shares will be restricted and bear a standard legend indicating the foregoing.

5. Default. In the event that Adial shall fail to pay any amount or to issue any shares then due and owing to MTC under this Agreement, MTC may immediately declare Adial to be in default and may accelerate any outstanding cash payment balance by sending a written notice of the same to Adial. In the event of such a default, Adial shall pay all of MTC’s reasonable attorney’s fees, expenses, and court costs incurred by MTC to enforce this Agreement and collect the outstanding balance of the payment. Adial hereby waives demand, notice, presentment, protest, and notice of dishonor.

6. Expenses. Except as otherwise set forth herein, each Party shall be responsible for its own costs and expenses (including the expenses of legal counsel) incurred in connection with the services and the transactions contemplated hereby.

7. Cooperation; Further Assurances. Each of the Parties shall take such actions, including the execution and delivery of further instruments, as may be necessary to give full effect to the provisions of this Agreement and to the intent of the Parties hereto.

8. Waiver. The failure of MTC at any time to require performance by Adial of any provision hereof shall in no way affect the full right of MTC to require such performance at any time thereafter, nor shall the wavier of any succeeding breach of such provision act as a waiver of the provision itself.

9. Modification. Except as otherwise provided herein, this Agreement and any appendices hereto shall not be modified, amended, or superseded by any Party by oral representation made before or after the execution of this Agreement. All modifications and amendments must be in writing and signed by both Parties.

10. Construction. This Agreement shall not be construed against the Party preparing it, but shall be construed as if all Parties jointly prepared this Agreement. Any uncertainty or ambiguity shall not be interpreted against any one Party.

11. Headings. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

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12. Review with Counsel. Both Parties acknowledge that they have consulted with counsel and with such other advisors as they have deemed necessary in connection with the negotiation and execution of this Agreement, or have had an opportunity to so consult and have knowingly chosen not to do so.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement and all of which shall constitute one agreement to be effective as of the Effective Date. Photocopies or facsimile copies of executed copies of this Agreement may be treated as an original.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, as applied to agreements among Virginia residents, made and to be performed entirely within the Commonwealth of Virginia, without giving effect to conflicts of laws principles. Any dispute between the parties arising out of or relating to this Agreement or the construction or enforcement thereof shall be brought exclusively in the Circuit Court for the City of Richmond, Virginia, or the United States District Court for the Eastern District of Virginia.

15. Entire Agreement. This Agreement, including the appendix hereto, contains the final and entire understanding between the Parties relative to the subject matter hereof and supersedes all prior and collateral communications, statements, agreements, discussions, promises, representations, and understandings, whether oral or written, between the Parties with respect thereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, effective as of the Effective Date first listed above:

MEDICO-TRANS COMPANY, LLC		ADIAL PHARMACEUTICALS, INC.

By:	/s/ Carolina A. Johnson	By:	/s/ William B. Stilley
Name:	Carolina A. Johnson		William B. Stilley
Title:	Director		President and Chief Executive Officer

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APPENDIX 1

Translations

claims in Albanian	$426
claims in Croatian	$433
claims in Danish	$657
claims in Finnish	$426
claims in Hungarian	$202
claims in Icelandic	$525
claims in Latvian	$608
claims in Lithuanian	$528
claims in Macedonian	$139
claims in Dutch	$720
claims in Norwegian	$764
claims in Slovenian	$534
claims in Swedish	$572
specifications in Greek	$355
specification in German	$8,702
specification in Czech	$6,515
specification in Greek	$8,668
specification in Italian	$9,078
specification in Polish	$9,060
specification in Romanian	$6,005
specification in Slovakian	$5,018
specification in Spanish	$7,368
Total	$67,304

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